SECOND 2018 DECLARATION OF AMENDMENT TO
QORVO, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

THIS DECLARATION OF AMENDMENT, made the 8th day of October, 2018, by Qorvo, Inc. (the “Company”), as sponsor of the Qorvo, Inc. Nonqualified Deferred Compensation Plan (the “Plan”).

R E C I T A L S :

It is deemed advisable to amend the Plan to reduce the deferral contribution limit that applies to Bonuses and Commissions from 100% to 85%.

NOW, THEREFORE, it is declared that the Plan shall be and hereby is amended, as follows:

1.Delete Section 3.1(b) in its entirety and substitute therefor the following new Section 3.1(b):

“(b) Deferral Contribution Limits. A Deferral Contribution election may reduce the Participant’s Compensation by a specified whole percentage not exceeding, (i) for Eligible Employees, 50% of their Base Salary and 85% of their Bonuses and Commissions, and (ii) for Outside Directors, 100% of their Compensation, equal in either case to whole number multiples of one (1) percent.”

2.The change in the deferral contribution limit applicable to Bonuses and Commissions as described herein shall apply to Deferral Elections made with respect to Plan Years beginning on and after January 1, 2019.

IN WITNESS WHEREOF, this Declaration of Amendment has been executed on behalf of the Company as of the date and year first above written.

QORVO, INC.

By:	/s/ Jeffrey C. Howland
Name:	Jeffrey C. Howland
Title:	Corporate Vice President

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